Exhibit d.(i).b

Schedule B

Fees

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund1

Average Daily Net Assets	Annual Rate

First $250 million	0.6800%
Next $250 million	0.6550%
Next $500 million	0.6450%
Next $4 billion	0.5950%
Next $5 billion	0.5925%
Amount Over $10 billion	0.5900%

Hartford Capital Appreciation HLS Fund1, Hartford Dividend and Growth HLS Fund1and Hartford International Opportunities HLS Fund1

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Value HLS Fund1 (fees effective through December 31, 2017)

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Value HLS Fund1 (fees effective January 1, 2018)

Average Daily Net Assets	Annual Rate

First $250 million	0.6900%
Next $250 million	0.6425%
Next $500 million	0.6325%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6200%
Next $5 billion	0.6150%
Amount Over $10 billion	0.6100%

Hartford Disciplined Equity HLS Fund1, Hartford Global Growth HLS Fund1 and Hartford MidCap HLS Fund2

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $4 billion	0.6250%
Next $5 billion	0.6225%
Amount Over $10 billion	0.6200%

Hartford Healthcare HLS Fund[1]

Average Daily Net Assets	Annual Rate

First $250 million	0.8500%
Next $250 million	0.8000%
Next $4.5 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

Hartford High Yield HLS Fund[1]

Average Daily Net Assets	Annual Rate

First $500 million	0.7000%
Next $500 million	0.6750%
Next $1.5 billion	0.6250%
Next $2.5 billion	0.6150%
Next $5 billion	0.6050%
Amount Over $10 billion	0.5950%

Hartford MidCap Value HLS Fund1

Average Daily Net Assets	Annual Rate

First $500 million	0.8000%
Next $500 million	0.7250%
Next $1.5 billion	0.6750%
Next $2.5 billion	0.6700%
Next $5 billion	0.6650%
Amount Over $10 billion	0.6600%

Hartford Ultrashort Bond HLS Fund1

Average Daily Net Assets	Annual Rate

First $5 billion	0.4000%
Next $5 billion	0.3800%
Amount Over $10 billion	0.3700%

Hartford Small Company HLS Fund1

Average Daily Net Assets	Annual Rate

First $250 million	0.7750%
Next $250 million	0.7250%
Next $500 million	0.6750%
Next $500 million	0.6000%
Next $3.5 billion	0.5500%
Next $5 billion	0.5300%
Amount Over $10 billion	0.5200%

Hartford Stock HLS Fund1

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $4 billion	0.4500%
Next $5 billion	0.4475%
Amount Over $10 billion	0.4450%

Hartford Total Return Bond HLS Fund1

Average Daily Net Assets	Annual Rate

First $250 million	0.5250%
Next $250 million	0.5000%
Next $500 million	0.4750%
Next $1.5 billion	0.4500%
Next $2.5 billion	0.4450%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

HARTFORD HLS SERIES FUND II, INC.

Hartford Growth Opportunities HLS Fund1

Average Daily Net Assets	Annual Rate

First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5975%
Amount Over $10 billion	0.5950%

Hartford Small Cap Growth HLS Fund2

Average Daily Net Assets	Annual Rate

First $100 million	0.7000%
Next $4.9 billion	0.6000%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

Hartford Small/Mid Cap Equity HLS Fund1

Average Daily Net Assets	Annual Rate

First $500 million	0.8000%
Next $500 million	0.7500%
Next $2 billion	0.7000%
Next $2 billion	0.6900%
Next $5 billion	0.6800%
Amount Over $10 billion	0.6700%

Hartford U.S. Government HLS Fund1

Average Daily Net Assets	Annual Rate

First $500 million	0.4500%
Next $500 million	0.4450%
Next $1.5 billion	0.4400%
Next $2.5 billion	0.4350%
Next $5 billion	0.4300%
Amount Over $10 billion	0.4200%

[1]	Effective as of March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016
[2]	Effective as of April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016

Last updated: August 2, 2017